UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2007

Hines Real Estate Investment Trust, Inc.

__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure required by this item is included in Item 2.03 of this report and is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2007, a subsidiary of Hines REIT Properties L.P. (the “Operating Partnership”), which is a subsidiary of Hines Real Estate Investment Trust, Inc. (“Hines REIT” or the “Company”) entered into a credit agreement with Metropolitan Life Insurance Company (“Met Life”), which provides a secured credit facility to the borrower and certain of its subsidiaries in the maximum principal amount of $750.0 million, subject to certain borrowing limitations (the “Credit Facility”). Borrowings under the Credit Facility may be drawn at any time until December 20, 2009, subject to the approval of Met Life. Such borrowings will be interest-only loans will have terms of five to ten years. Each loan will contain a prepayment lockout period of two years and thereafter, will be permitted subject to certain prepayment fees.

The Credit Facility also contains other customary events of default, some with corresponding cure periods, including, without limitation, payment defaults, cross-defaults to other agreements evidencing indebtedness and bankruptcy-related defaults, and customary covenants, including limitations on the incurrence of debt and granting of liens and the maintenance of minimum loan-to-value and debt service coverage ratios.

On December 20, 2007, subsidiaries of the borrower borrowed approximately $205.0 million under the Credit Facility to repay amounts owed under the Operating Partnership’s existing revolving credit facility with KeyBank National Association. This initial borrowing under the Credit Facility is secured by mortgages or deeds of trust and related assignments and security interests on two properties: JP Morgan Chase Tower in Dallas, Texas and the Minneapolis Office/Flex Portfolio, a collection of office/flex buildings in Minneapolis, Minnesota. The subsidiaries of the Company that own such properties are the borrowers named in the loan documents reflecting the initial $205.0 million borrowing.  As substitute security for borrowings under the Credit Facility, the borrower may, at its election and subject to certain conditions and fees, pledge newly acquired properties.  The initial $205.0 million borrowing has a term of five years and bears interest at 5.70%.  At its option, the lender may accelerate the repayment of the initial borrowing upon an event of default.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits- None.

Statements in this Current Report on Form 8-K, including intentions, beliefs, expectations or projections relating to the availability of borrowings under the Credit Facility described therein are forward-looking statements that are based on current expectations and assumptions that may prove incorrect or inaccurate. Important factors that could cause actual results to differ materially from those in the forward looking statements include changes in general economic and real estate market conditions, risks associated with the borrowers’ and the Company’s ability to repay the debt obligations under the Credit Facility when due and other risks described in the Company’s “Risk Factors” section of the Registration Statement on Form S-11, its Annual Report on Form 10-K, and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HINES REAL ESTATE INVESTMENT TRUST, INC.

December 27, 2007                                                                           By:            /s/ FRANK R, APOLLO
  Frank R. Apollo
      Chief Accounting Officer, Treasurer and Secretary